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Exhibit 4.2(aa)

Execution Version

NORTHWESTERN CORPORATION
(Successor To Northwestern Energy, L.L.C.,
Formerly Known As The Montana Power, L.L.C.)

TO

THE BANK OF NEW YORK
Trustee

THIRD SUPPLEMENTAL INDENTURE
(For Unsecured Subordinated Debt Securities
relating to Trust Securities)

Providing, among other things, for the assumption by NorthWestern Corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all Outstanding Securities and the performance of every covenant and condition of NorthWestern Energy, L.L.C. under the Indenture.

Dated as of November 15, 2002

        THIRD SUPPLEMENTAL INDENTURE, dated as of November 15, 2002, between NORTHWESTERN CORPORATION, a Delaware corporation (herein called "NorthWestern"), having its principal office at 125 S. Dakota Avenue Sioux Falls, SD 57104, and THE BANK OF NEW YORK, a corporation duly organized and existing as a banking corporation under the laws of the State of New York, having its principal corporate trust office at 101 Barclay Street, New York, New York 10286, as Trustee (herein called the "Trustee"), supplementing the Indenture, dated as of November 1, 1996, between The Montana Power Company, a corporation organized under the laws of the State of Montana ("MPC"), and the Trustee (the "Indenture"), such Indenture having been previously supplemented by the First Supplemental Indenture, dated as of February 13, 2002, and the Second Supplemental Indenture dated as of August 13, 2002, both by and between the Trustee and NorthWestern Energy, L.L.C. (formerly known as The Montana Power L.L.C.), a limited liability company duly organized and existing under the laws of the State of Montana (herein called "NorthWestern Energy") and successor by merger to MPC.

RECITALS

        WHEREAS, MPC entered into an Agreement and Plan of Merger among MPC, Touch America Holdings, Inc. (a Delaware corporation and a wholly-owned subsidiary of MPC), and NorthWestern Energy, dated as of February 20, 2001, pursuant to which MPC was merged with and into NorthWestern Energy; and

        WHEREAS, NorthWestern Energy duly authorized the execution and delivery of a First Supplemental Indenture, dated as of February 13, 2002, pursuant to Sections 1101(a) and 1201 of the Indenture, to evidence the succession of NorthWestern Energy to MPC, and the assumption by NorthWestern Energy of the covenants of MPC contained in the Indenture and the Securities issued thereunder;

        WHEREAS, NorthWestern Energy and NorthWestern entered into an Asset and Stock Transfer Agreement, dated as of November 15, 2002, pursuant to which the property and assets of NorthWestern Energy substantially as an entirety have been transferred to NorthWestern and NorthWestern has assumed substantially all of the liabilities of NorthWestern Energy;

        WHEREAS, NorthWestern duly authorized the execution and delivery of this Third Supplemental Indenture pursuant to Sections 1101(a) and 1201 of the Indenture, to evidence the succession of NorthWestern to NorthWestern Energy and the assumption by NorthWestern of the covenants of NorthWestern Energy contained in the Indenture and the Securities issued thereunder;

        WHEREAS, NorthWestern Energy has requested the Trustee join with NorthWestern in the execution of this Third Supplemental Indenture;

        NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

        For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

Covenants and Agreements of NorthWestern.

        Section 101.    NorthWestern hereby expressly assumes the due and punctual payment of the principal of and premium, if any, and interest, if any, on all Outstanding Securities issued under the Indenture and the performance of every covenant of the Indenture on the part of NorthWestern Energy to be performed or observed.

ARTICLE TWO

Section 201. Miscellaneous Provisions.

        Section 1.    The terms defined in the Indenture shall, for all purposes of this Third Supplemental Indenture, have the meaning specified in the Indenture.

        Section 2.    The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Indenture set forth and upon the following terms and conditions:

        The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by NorthWestern solely. In general, each and every term and condition contained in this Third Supplemental Indenture shall apply to and form part of the Indenture with the same force and effect as if the same were set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Third Supplemental Indenture.

        Section 3.    Whenever in this Third Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of the Indenture, be deemed to include the successors and assigns of such respective parties, and all the covenants and agreements in this Third Supplemental Indenture contained by or on behalf of Northwestern, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

        Section 4.    Nothing in this Third Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Outstanding Securities under the Indenture, as amended and supplemented, any right, remedy or claim under or by reason of this Third Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Third Supplemental Indenture contained by or on behalf of respective parties shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of the Securities now or to be Outstanding under the Indenture.

        Section 5.    This Third Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same instrument.

[Signature Pages to Follow]

2

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective seals to be hereunto affixed attested, all as of the day and year first above written.

[Seal]		NORTHWESTERN CORPORATION
		By:	/s/ ERIC R. JACOBSEN
			Name:	Eric R. Jacobsen
			Title:	SVP, General Counsel and CLO
ATTEST:
/s/ MICHAEL J. YOUNG
Name:	Michael J. Young
Title:	Assistant Secretary
[Seal]	THE BANK OF NEW YORK, Trustee
By:
Name:
Title:
ATTEST:

Name:
Title:

STATE OF SOUTH DAKOTA	)
) ss.:
COUNTY OF MINNEHAHA	)

        On the 12th day of November, 2002, before me personally came Eric R. Jacobsen, to me known, who, being by me duly sworn, did depose and say that he is SVP, General Counsel and CLO of NorthWestern Corporation, the corporation described in and which executed the foregoing instrument; that he knows the seal of said company; that the seal affixed to said instrument is such corporate seal; that it as so affixed by authority of the Board of Directors of said company, and that he signed his name thereto by like authority.

/s/ KAREN L. SMOOK
Karen L. Smook My Commission expires: 7-12-2005

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective seals to be hereunto affixed attested, all as of the day and year first above written.

[Seal]	NORTHWESTERN CORPORATION
By:
Name:
Title:
ATTEST:

Name:
Title:
[Seal]		THE BANK OF NEW YORK, Trustee
		By:	/s/ MARYBETH LEWICKI
			Name:	MaryBeth Lewicki
			Title:	Vice President
ATTEST:
/s/ STACEY B. POINDEXTER
Name:	Stacey B. Poindexter
Title:	Assist. Treasurer

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

        On this 15th day of November, 2002, before me, William Cassels, a Notary Public in and for the State of New York, personally came and appeared MaryBeth Lewicki, to me known and known to me to be a/the Vice President of THE BANK OF NEW YORK, the corporation that executed the within instrument, and acknowledged to me that such corporation executed the same, and, being by me duly sworn, did depose and say that she/he resides at Staten Island, NY; that she/he is a/the Vice President of THE BANK OF NEW YORK, the corporation described in and which executed the within and above instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.

        IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.

/s/ WILLIAM J. CASSELS
William J. Cassels Notary Public, State of New York No. 01CA5027729 Qualified in Bronx County Commission Expires May 18, 2006

QuickLinks

  Exhibit 4.2(aa)
ARTICLE ONE Covenants and Agreements of NorthWestern.
ARTICLE TWO Section 201. Miscellaneous Provisions.